Exhibit 10.1

AMENDMENT TO THE

NEWPORT FEDERAL SAVINGS BANK

EMPLOYMENT AGREEMENT

WHEREAS, Kevin M. McCarthy (the “Executive”) entered into an employment agreement with Newport Federal Savings Bank (the “Bank”) effective October 15, 2005 (the

“Agreement”); and

WHEREAS, in connection with the mutual to stock conversion of the Bank, the Bank and the Executive desire to amend the Agreement to include Newport Bancorp, Inc. (the

“Company”) as a guarantor of the payments under the Agreement and to facilitate some ministerial changes, including a change to the definition of Termination for Cause requested by the Office of Thrift Supervision; and

WHEREAS, the Agreement provides that the Agreement may be amended or modified at any time prior to a Change in Control by means of a written instrument signed by the parties.

NOW, THEREFORE, the Bank and the Executive hereby agree to amend the

Agreement as follows:

FIRST CHANGE

Effective as of the closing of the Company’s initial public offering, the first paragraph of the Agreement shall be amended to add the following sentence to the end of the paragraph:

“Newport Bancorp, Inc., the holding company of the Bank (the “Holding

Company”) will serve as guarantor under this Agreement.”

SECOND CHANGE

Effective as of the closing of the Company’s initial public offering, Section 12(a)

shall be deleted in its entirety and replaced with the following new Section 12(a):

“For purposes of this Agreement, a “Change in Control” means the occurrence of any one of the following events:

(1) Merger: The Company or the Bank merges into or consolidates with another corporation, or merges another corporation into the Company or the Bank, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation.

(2) Acquisition of Significant Share Ownership: The Company files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of

25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

(3) Change in Board Composition: During any period of two consecutive years,

individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the

Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period;

(4) Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

THIRD CHANGE

Effective as of the closing of the Company’s initial public offering, the following

Section 27 shall be added to the Agreement:

“27. Source of Payments.

a.	All payments provided for in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to

Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

b.	Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement in effect between Executive and the Company

(the “Company Agreement”), such compensation payments and benefits paid by the Company will be subtracted from any amount due simultaneously to

Executive under similar provisions of this Agreement. Payments pursuant to this

Agreement and the Company Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Company and the Bank.”

FOURTH CHANGE

Effective June 27, 2006, Section 11(d)(i)(6) of the Agreement shall be deleted in its entirety and replaced with the following new Section 11(d)(i)(6):

“(6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) any felony conviction or final cease-and-desist order, or material breach of any provision of this Agreement; or”

IN WITNESS WHEREOF, the Bank has caused this Amendment to the Agreement to be executed by its duly authorized officer, and Executive has signed this Amendment, on the 18th day of July, 2006.

ATTEST:	NEWPORT FEDERAL SAVINGS BANK

/s/ Judy Tucker	/s/ Peter W. Rector
For the Board of Directors

NEWPORT BANCORP, INC.
(as guarantor)

/s/ Peter W. Rector
For the Board of Directors

WITNESS:	EXECUTIVE

/s/ Judy Tucker	/s/ Kevin M. McCarthy
Kevin M. McCarthy

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